Exhibit 99.1

FortuNet Announces Resignation of Chief Financial Officer

LAS VEGAS, Nov. 12, 2007 (PRIME NEWSWIRE) -- FortuNet, Inc. (the "Company") (Nasdaq:FNET) today announced that William R. Jacques Jr., its Chief Financial Officer, will be resigning from the Company in January 2008 to spend time with his family and travel.

About FortuNet, Inc.

FortuNet is a Las Vegas-based and Nevada-licensed manufacturer of multi-game server- based gaming platforms. FortuNet's gaming platforms include networks of both wireless and stationary player terminals, cashier-based point-of-sale terminals, self-service kiosks and central game file servers. FortuNet is a leader in the mobile bingo gaming device market with its fourth-generation wireless and stationary player terminals marketed under the BingoStar(r) brand name and intends to enter the emerging mobile gaming market in Nevada. Traditional casino games, such as keno, slots and poker, have been adapted to FortuNet's gaming platforms, which are planned to be marketed under its WIN-WINTM MobiPlayer(tm) brand names.

CONTACT:   FortuNet, Inc.
                     Investor Contact:
                     Jack Coronel
                    (702) 796-9090
                     jack@fortunet.com